                                   TRUST AGREEMENT
                                         FOR
                   UNIVISION SAVINGS TAX ADVANTAGE RETIREMENT PLAN




















     Fidelity Management Trust Company, its affiliates and employees may not provide you with legal or tax advice in connection with the execution of this document. It should be reviewed by your attorney and/or accountant prior to execution.


                           CORPORATEplan FOR RETIREMENT-SM-
                                   VOLUME SUBMITTER

                              PLAN DOCUMENT SYSTEMS-TM-

                                  TABLE OF CONTENTS



ARTICLE I
     DEFINITIONS; PURPOSE; RIGHTS OF ELIGIBLE
     EMPLOYEES AND BENEFICIARIES . . . . . . . . . . . . . . . . . . . . .   2

1.1 - Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.2 - Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.3 - Rights of Eligible Employees and Beneficiaries . . . . . . . . . . .   2

ARTICLE II
     POWERS AND DUTIES OF THE TRUSTEE. . . . . . . . . . . . . . . . . . .   3

2.1 - Powers and Duties of Trustee . . . . . . . . . . . . . . . . . . . .   3
2.2 - Selection of Investment Funds. . . . . . . . . . . . . . . . . . . .   4
2.3 - Available Investment Funds . . . . . . . . . . . . . . . . . . . . .   5
2.4 - Participant Direction. . . . . . . . . . . . . . . . . . . . . . . .   5
2.5 - Adjustment of Claims . . . . . . . . . . . . . . . . . . . . . . . .   5
2.6 - Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.7 - Participant Loans. . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.8 - Registration of Securities; Nominees . . . . . . . . . . . . . . . .   6
2.9 - Agents, Attorneys, Actuaries, and Accountants. . . . . . . . . . . .   7
2.10 - Deposit of Funds. . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.11 - Payment of Taxes; Indemnity . . . . . . . . . . . . . . . . . . . .   7
2.12 - Records and Statements. . . . . . . . . . . . . . . . . . . . . . .   7
2.13 - Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.14 - Court Action Not Required . . . . . . . . . . . . . . . . . . . . .   8
2.15 - Reliance on Written Directions. . . . . . . . . . . . . . . . . . .   8
2.16 - Trustee's Performance . . . . . . . . . . . . . . . . . . . . . . .   8
2.17 - Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.18 - Annuity Contracts . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.19 - Sponsor Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE III
     PAYMENTS OUT OF THE TRUST . . . . . . . . . . . . . . . . . . . . . .  15

3.1 - Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
3.2 - Compensation and Expenses. . . . . . . . . . . . . . . . . . . . . .  15
3.3 - Return of Contributions to the Sponsor . . . . . . . . . . . . . . .  15

ARTICLE IV
     SUCCESSION TO THE TRUSTEESHIP . . . . . . . . . . . . . . . . . . . .  16

4.1 - Resignation of the Trustee . . . . . . . . . . . . . . . . . . . . .  16
4.2 - Removal of the Trustee . . . . . . . . . . . . . . . . . . . . . . .  16
4.3 - Appointment of a Successor Trustee . . . . . . . . . . . . . . . . .  16


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ARTICLE V
     AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

5.1 - Right of Amendment . . . . . . . . . . . . . . . . . . . . . . . . .  17
5.2 - Limitation on Amendment. . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE VI
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

6.1 - Validity of Trust Agreement. . . . . . . . . . . . . . . . . . . . .  18
6.2 - No Guarantees. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
6.3 - Duty to Furnish Information. . . . . . . . . . . . . . . . . . . . .  18
6.4 - Federal Income Tax Withholding . . . . . . . . . . . . . . . . . . .  18
6.5 - Parties Bound. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
6.6 - Indemnification by Sponsor . . . . . . . . . . . . . . . . . . . . .  19
6.7 - Bonding Requirements . . . . . . . . . . . . . . . . . . . . . . . .  19
6.8 - Separate Trust or Fund for Existing Plan Assets. . . . . . . . . . .  19




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                                       PREAMBLE


THIS Trust Agreement is entered into by and between Univision Communications, Inc. (the "Sponsor") and Fidelity Management Trust Company, a corporation organized and operating under the laws of the Commonwealth of Massachusetts, and authorized to carry on a trust business (the "Trustee");

WHEREAS, the Sponsor has adopted the Univision Savings Tax Advantage Retirement Plan (the "Plan") for the benefit of eligible employees and their beneficiaries; and

WHEREAS, the Sponsor desires to establish a trust for the exclusive benefit of eligible employees and their beneficiaries to hold assets of the Plan; and

WHEREAS, the Trustee agrees to act as trustee of said trust; and

WHEREAS, the Sponsor and any person designated by the Sponsor pursuant to
Article XVIII of the Plan, serves as a named fiduciary of the Plan for purposes of Section 402(a)(2) of ERISA (the "Named Fiduciary");

NOW, THEREFORE, the parties agree that effective as of March 1, 1998, the Trustee shall hold all funds and other property from time to time contributed or transferred to it pursuant to the provisions of the Plan, together with all the increments, proceeds, investments and reinvestments thereof, in trust, for the uses and purposes and upon the terms and conditions hereinafter set forth.

                                      ARTICLE I
                       DEFINITIONS; PURPOSE; RIGHTS OF ELIGIBLE
                             EMPLOYEES AND BENEFICIARIES


1.1- DEFINITIONS

For all purposes of this Trust Agreement, the terms defined in the Plan shall have the meanings therein set forth, unless, as the case may be, a different meaning is clearly required by the context hereof.

1.2 - PURPOSE

The Trust is established to provide retirement and other benefits for eligible employees and their beneficiaries. Except as provided in Section 3.3, prior to the satisfaction of all liabilities under the Plan, no part of the Trust assets may be applied to any purpose other than providing benefits under the Plan and for defraying expenses of administering the Plan and the Trust.

1.3 - RIGHTS OF ELIGIBLE EMPLOYEES AND BENEFICIARIES

The rights of eligible employees and their beneficiaries shall be determined solely under the Plan.




                                          2
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                                      ARTICLE II
                           POWERS AND DUTIES OF THE TRUSTEE

2.1 - POWERS AND DUTIES OF TRUSTEE

In the administration of the Trust, the Trustee shall have the powers and duties set forth in this Article II, in addition to all powers and duties otherwise expressly set forth in this Trust Agreement. Subject to the other provisions of this Agreement, the Trustee is empowered:

(a) to invest and reinvest all or any part of Trust units or the Trust, including both principal and income, in securities pursuant to this Agreement;

(b) to purchase annuities and hold and retain such contract or contracts as part of the Trust;

(c) to invest and reinvest all or any part of the Trust under an insurance contract or contracts that contain provisions relating to a specified rate of return on such investment;

(d) to sell, lease, exchange, or otherwise dispose of all or any part of the Trust at such prices, upon such terms and conditions, and in such manner as it shall determine, including the right to surrender an annuity contract or contracts at any time held in the Trust;

(e)  to exercise, buy, or sell rights of conversion or subscription;

(f) to enter into or oppose any plan of consolidation, merger, reorganization, capital readjustment, or liquidation of any corporation or other issuer of securities held hereunder (including any plan for the sale, lease, or mortgage of any of its property or the adjustment or liquidation of any of its indebtedness) and, in connection with any such plan, to enter into any security holders' trust agreement, to deposit securities under such agreement, and to pay assessments or subscriptions from the other assets held hereunder;

(g) to retain in cash or in forms of investment otherwise unproductive of income such portion of the Trust as determined by the Sponsor is necessitated by the cash requirements of the Trust; provided, however, that, to the maximum extent feasible, such amounts shall be held which are productive of income but are sufficiently liquid to meet such cash requirements;

(h)  to deposit securities held hereunder in any depository;

(i) to transfer to and invest all or any part of the Trust in any collective investment trust which constitutes an exempt


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     trust within the meaning of the Code and which is then maintained by a bank or trust company, or any of its affiliates, when such bank or trust company is acting as Trustee or agent for the Trustee; provided that the instrument establishing such collective investment trust, as amended from time to time, shall govern any investment therein, and is hereby made a part of this Trust Agreement as if fully set forth herein;

     provided further, that, to the extent that the Named Fiduciary selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby agrees to the terms of the Group Trust and adopts said terms as a part of this Trust Agreement and acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio;

(j) pursuant to the direction of the Administrator, to purchase and sell interests in a registered investment company registered under the Investment Company Act of 1940, including those for which the Trustee or an affiliate of the Trustee serves as investment advisor or sub-advisor and receives compensation from the registered investment company for its services as investment advisor or sub-advisor, provided that the applicable conditions of Department of Labor Transaction Exemption 77-4 are satisfied; and

(k) to transfer to and invest all or any part of the Trust in any trust which forms a part of a pension or profit-sharing plan of an Employer or a Related Company qualified under the Code and which constitutes an exempt trust within the meaning of the Code; provided that the instrument establishing such trust, as amended from time to time, shall govern any investment therein, and is hereby made a part of this Trust Agreement as if fully set forth herein.

The term "securities", wherever used in this Trust Agreement, shall include common and preferred stocks, contractual obligations of every kind, whether secured or unsecured, equitable interests in real or personal property, and intangible property of every description and howsoever evidenced.

2.2 - SELECTION OF INVESTMENT FUNDS

The Trustee shall have no responsibility for the selection of Investment Funds under the Trust and shall not render investment advice to any person in connection with the selection of such options.


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2.3 - AVAILABLE INVESTMENT FUNDS

The Named Fiduciary shall direct the Trustee as to (i) the Investment Funds the Trust shall be invested in during the Participant recordkeeping reconciliation period, and (ii) the Investment Funds in which Plan Participants and/or Sponsor may invest in, subject to the following limitations. The Named Fiduciary may determine to offer as Investment Funds only (i) securities issued by registered investment companies registered under the Investment Company Act of 1940 ("Mutual Funds"), (ii) notes evidencing loans to Plan Participants in accordance with the terms of the Plan, (iii) collective investment funds maintained by the Trustee for qualified plans, and (iv) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA ("Sponsor Stock"); provided, however, that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in collective investment funds maintained by the Trustee for qualified plans. The Mutual Funds and/or collective investment funds initially selected by the Named Fiduciary are identified in Schedule A attached hereto. The Named Fiduciary may add additional Mutual Funds and/or collective investment funds with the consent of the Trustee and upon mutual amendment of Schedule A of this Trust Agreement. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Named Fiduciary as a Plan Investment Fund.

2.4 - PARTICIPANT DIRECTION

Each Plan Participant shall direct the Trustee in which Investment Fund(s) to invest the assets in the Participant's Separate Account as provided in the Plan. Such directions may be made by Plan Participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written telephone exchange guidelines set forth in the service agreement between the Sponsor and Fidelity Management Trust Company (the "Service Agreement"). In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose in the Service Agreement, until the Trustee receives a proper direction. Additionally, in the event any assets in the Participant's Separate Account are not subject to the Participant's investment direction, such assets shall be invested as directed by the Sponsor in accordance with the Service Agreement.

2.5 - ADJUSTMENT OF CLAIMS

Subject to the consent of the Sponsor, the Trustee is empowered to compromise and adjust any and all claims, debts, or obligations in favor of or against the Trust, whether such claims


                                          5
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be in litigation or not, upon such terms and conditions as it shall determine, and to reduce the rate of interest on, to extend or otherwise modify, to foreclose upon default, or otherwise to enforce any such claim, debt, or obligation.

2.6 - VOTING RIGHTS

At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of the Mutual Fund credited to the Participant's Separate Account, together with a voting direction form for return to the Trustee or designee. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the Participant's Separate Account (both vested and unvested), except as otherwise provided in this Section 2.6. The Trustee shall vote the shares as directed by the Participant; provided, however, that the Trustee may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholders' meeting. The Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust during the Participant recordkeeping reconciliation period and any shares credited to the Participant's Separate Account which are not subject to Participant direction. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from Participants or the Sponsor.

2.7 - PARTICIPANT LOANS

If provided under the terms of the Plan, the Sponsor may direct the Trustee in writing to establish a separate loan Investment Fund with respect to a Participant and to transfer assets from any of the other Trust Funds to the separate loan Investment Fund for the purpose of making loans to the Participant as provided in the Plan. The Trustee shall be required to follow the directions so given to it; provided, however, that the Trustee shall not be required to follow any directions which would result in a breach of the Trustee's fiduciary duties.

2.8 - REGISTRATION OF SECURITIES; NOMINEES

The Trustee is empowered to register securities in its own name, or in the name of its nominee, without disclosing the trust, or to hold the same in bearer form, and to take title to other property in its own name or in the name of its nominee without disclosing the trust; provided, however, that the Trustee shall be responsible for the acts of its nominees.


                                          6
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2.9 - AGENTS, ATTORNEYS, ACTUARIES, AND ACCOUNTANTS

The Trustee is empowered to employ such agents, attorneys (including attorneys who may be of counsel for the Sponsor), actuaries, and accountants as it may deem necessary or proper in connection with its duties hereunder, and to determine and pay the reasonable compensation and expenses of such agents, attorneys, actuaries, and accountants.

2.10 -    DEPOSIT OF FUNDS

The Trustee is empowered to deposit funds, pending investment or distribution thereof, in the commercial or savings department of any bank, savings and loan association or trust company supervised by the United States or a state or agency thereof; and it is authorized to accept such regulations covering the withdrawal of funds so deposited as it shall deem proper. The Trustee may deposit all or any part of the Trust, including both principal and interest, in the banking department of the Trustee (and any of its affiliates) and of any other fiduciary or party-in-interest with respect to the Trust; provided, however, that the deposits bear a reasonable rate of interest and are authorized pursuant to the provisions of Section 408 of ERISA.

2.11 -    PAYMENT OF TAXES; INDEMNITY

The Trustee is empowered to pay out of the Trust, as a general charge thereon, any and all taxes of whatsoever nature assessed on or in respect to the Trust; provided, however, that, if the Sponsor shall notify the Trustee in writing that in the opinion of its counsel any such tax is not lawfully assessed, the Trustee, if so requested by the Sponsor, shall contest the validity of such tax in any manner deemed appropriate by the Sponsor or its counsel. The word "taxes", as used herein, shall be deemed to include any interest or penalties assessed in respect to such taxes. Unless the Trustee first shall have been indemnified to its satisfaction by the Sponsor, the Trustee shall not be required to contest the validity of any tax, to institute, maintain, or defend against any other action or proceeding, or to incur any other expense in connection with the Trust, except to the extent that the Trust is sufficient therefor.

2.12 -    RECORDS AND STATEMENTS

The Trustee shall keep accurate records of all receipts, disbursements, and other transactions affecting the Trust which, together with the assets comprising the Trust and all evidences thereof, shall be available for inspection or for the purpose of making copies or reproductions thereof by the Sponsor or any of its duly authorized representatives. The Trustee shall render to the Sponsor at intervals agreed to by the Sponsor and the Trustee statements of receipts and disbursements and of all transactions during the preceding interval affecting the Trust and a statement


                                          7
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of all assets held in the Trust and the investment performance of the Investment
Funds.

2.13 -    AUTHORITY

The Trustee is authorized to execute and deliver any and all instruments and to perform any and all acts which may be necessary or proper to enable it to discharge its duties under this Trust Agreement and to carry out the powers and authority conferred upon it. The Sponsor specifically acknowledges and authorizes that affiliates of the Trustee may act as its agent in the performance of ministerial, non-fiduciary duties under the Trust. The expenses and compensation of such agent shall be paid by the Trustee.

2.14 -    COURT ACTION NOT REQUIRED

All the powers and authority herein conferred upon the Trustee shall be exercised by it without the necessity of applying to any court for leave or confirmation. No person, firm, or corporation dealing with the Trustee shall be required to ascertain whether the Trustee shall have obtained the approval of any court or of any person with respect to any action which it may propose to take hereunder, but every such person, firm, or corporation shall be protected in relying solely upon the deed, transfer, or assurance of the Trustee.

2.15 -    RELIANCE ON WRITTEN DIRECTIONS

Any written direction, request, approval, or other document signed in the name of the Sponsor or the Administrator by a duly authorized individual shall be conclusively deemed to constitute the written direction, request, approval, or other document of the Sponsor or the Administrator and the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Trust Agreement. The Trustee will be entitled to rely on the latest certificate it has received from the Sponsor or Administrator as to any person or persons authorized to act for the Sponsor or Administrator hereunder and to sign on behalf of the Sponsor or Administrator any directions or instructions, until it receives from the Sponsor or Administrator written notice that such authority has been revoked.

2.16 -    TRUSTEE'S PERFORMANCE

In the exercise of any of the powers and authority herein conferred upon it, the Trustee shall adhere at all times to the fiduciary standards established by ERISA.


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2.17 -    COUNSEL

The Trustee may consult with counsel selected by it, who may be of counsel for the Sponsor, as to any matters or questions arising hereunder, and the opinion of such counsel shall be full and complete authority and protection in respect to any action taken, suffered, or omitted by the Trustee in good faith and in accordance with the opinion of such counsel.

2.18 -    ANNUITY CONTRACTS

Notwithstanding any other provision of this Trust Agreement or the Plan to the contrary, the Administrator shall retain all discretionary power relating to any annuity contract acquired by or delivered to the Trustee. As directed by the Administrator, the Trustee will acquire, hold and dispose of annuity contracts, deliver the purchase price, and exercise any and all rights, privileges, options, and elections under those policies. The Trustee will be fully discharged with respect to any policy when it is delivered to the Administrator.

2.19 -    SPONSOR STOCK

Trust Investments in Sponsor Stock shall be made via the Sponsor Stock Fund (the "Stock Fund") which shall consist of shares of Sponsor Stock and short-term liquid investments consisting of Mutual Fund shares or commingled money market pool units as agreed to by the Sponsor and the Trustee, necessary to satisfy the Fund's cash needs for transfers and payments. A cash target range shall be maintained in the Stock Fund. Such target range may be changed as agreed to in writing by the Sponsor and the Trustee. The Trustee is responsible for ensuring that the actual cash held in the Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. A Net Asset Value ("NAV") per unit will be determined daily for each cash unit outstanding of the Stock Fund. The return earned by the Stock Fund will represent a combination of the dividends paid on the shares of Sponsor Stock held by the Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Stock Fund. Dividends received by the Stock Fund are reinvested in additional shares of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

(a) ACQUISITION LIMIT. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply


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     with investment directions under Section 2.4 of this Agreement.

(b) FIDUCIARY DUTY OF NAMED FIDUCIARY. The Named Fiduciary shall continuously monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement.

(c) EXECUTION OF PURCHASES AND SALES. Purchases and sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Such general rules shall not apply in the following circumstances:

     (i) If the Trustee is unable to determine the number of shares required to be purchased or sold on such day;

     (ii) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

     (iii) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

     In the event of the occurrence of the circumstances described in (i), (ii), or (iii) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

(d) PURCHASES AND SALES FROM OR TO SPONSOR. If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged. If Sponsor contributions or contributions made by the Sponsor on behalf of the Participants under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the closing price of the Sponsor Stock on any national securities exchange on the trading date.

(e) SECURITIES LAW REPORTS. The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock; including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934 and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

(f) VOTING AND TENDER OFFERS. Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Sponsor Stock. Each Participant shall be designated a named fiduciary under ERISA with respect to shares of Sponsor Stock attributable to units in the Sponsor Stock Fund credited to the Participant's Separate Account not acquired at the direction of the Participant in accordance with
     Section 404(c) of ERISA. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

     (i)    VOTING.

            (I) When the issuer of the Sponsor Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee thirty (30) days in advance of the intended record date and shall cause a copy of all materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, the Sponsor shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the Participant's Sub-Accounts held in the Stock Fund. The Sponsor shall provide the Trustee with a copy of any materials provided to the Participants and shall (if the mailing is not handled by the Trustee) certify that the materials have been mailed or otherwise sent to Participants.

            (II) Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such Participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the Participant's proportional interest in the Stock Fund as directed by the Participant. The Trustee shall not vote shares of Sponsor Stock reflecting a Participant's proportional interest in the Stock Fund for which it has received no direction from the Participant.

     (ii)   TENDER OFFERS.


            (I) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall notify each Participant with an interest in such Sponsor Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant the same information that is distributed to shareholders of the issuer of Sponsor Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Participant may direct the Trustee whether or not to tender the Sponsor Stock reflecting such Participant's proportional interest in the Stock Fund (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the Participants and shall (if the mailing is not handled by the Trustee) certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

            (II) Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such Participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph.
                    These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the Participant. The Trustee shall not tender shares of Sponsor Stock reflecting a Participant's proportional interest in the Stock Fund for which it has received no direction from the Participant.

            (III) A Participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock reflecting the Participant's proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

            (IV) A direction by a Participant to the Trustee to tender shares of Sponsor Stock reflecting the Participant's proportional interest in the Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares.
                    The Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest.
                    Pending receipt of direction (through the Administrator) from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining Investment Funds the proceeds should be invested in, the Trustee shall invest the proceeds in the Mutual Fund set forth for such purposes in the Service Agreement.

(g) SHARES CREDITED. For all purposes of this Section, the number of shares of Sponsor Stock deemed "credited" or "reflected" to a Participant's proportional interest shall be determined as of the last preceding Valuation Date. The trade date is the date the transaction is valued.

(h) GENERAL. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a Participant's proportional interest in the Stock Fund, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from Participants.

(i) CONVERSION. All provisions in this Section 2.19 shall also apply to any securities received as a result of a conversion to Sponsor Stock.

                                     ARTICLE III
                              PAYMENTS OUT OF THE TRUST


3.1- PAYMENTS

The Trustee shall make payments from the Trust to such persons in such amounts and at such times as the Sponsor or the Administrator from time to time shall direct in writing to be payable under the Plan.

3.2- COMPENSATION AND EXPENSES

The Trustee shall be entitled to such reasonable compensation for its services as the Sponsor and the Trustee from time to time shall agree, and shall be entitled to reimbursement for all reasonable expenses incurred by the Trustee in the administration of the Trust. All compensation, if applicable, and expenses of administering the Plan or Trust, including fees assessed against the Plan, the Trust, the Sponsor, or the Administrator, shall be paid out of the Trust as a general charge thereon, unless the Sponsor elects to make payment thereof.

3.3- RETURN OF CONTRIBUTIONS TO THE SPONSOR

Upon written notice of the Sponsor, the Trustee shall pay over to the Sponsor the amount of any contribution (i) made under a mistake of fact, or (ii) disallowed as a deduction contribution under Section 404 of the Code, or (iii) with respect to which the Plan does not qualify initially under Section 401(a) of the Code or the Trust is not exempt under Section 501(a) of the Code. In no event shall the Trustee make such payment later than one year after (i) the payment of the contribution, or (ii) the disallowance of the deduction to the extent disallowed, or (iii) the date of denial of the initial qualification of the Plan.

                                      ARTICLE IV
                            SUCCESSION TO THE TRUSTEESHIP


4.1- RESIGNATION OF THE TRUSTEE

Any Trustee acting hereunder may resign at any time by giving notice in writing to the Sponsor at least 60 days before such resignation is to become effective, unless the Sponsor shall accept as adequate a shorter notice.

4.2- REMOVAL OF THE TRUSTEE

The Sponsor may, with or without cause, remove any Trustee acting hereunder by giving notice in writing to the Trustee at least 60 days before such removal is to become effective, unless the Trustee shall accept as adequate a shorter notice.

4.3- APPOINTMENT OF A SUCCESSOR TRUSTEE

If for any reason a vacancy should occur in the trusteeship, a successor Trustee shall forthwith be appointed by the Sponsor. Any successor Trustee appointed hereunder shall execute, acknowledge, and deliver to the Sponsor an instrument in writing accepting such appointment hereunder. Such successor Trustee thereupon shall become vested with the same title to the property comprising the Trust, and shall have the same powers and duties with respect thereto, as are hereby vested in the original Trustee. The predecessor Trustee shall execute all such instruments and perform all such other acts as the successor Trustee or Sponsor shall reasonably request to effectuate the provisions hereof. The successor Trustee shall have no duty to inquire into the administration of the Trust for any period prior to its succession.

                                      ARTICLE V
                                      AMENDMENT


5.1- RIGHT OF AMENDMENT

The Sponsor reserves the right, at its sole discretion, from time to time to amend the provisions of this Trust Agreement in any manner; provided, however, that the powers, duties, and immunities of the Trustee under this Trust Agreement shall not be substantively changed without its written approval. Any such amendment shall be by written instrument executed by the Sponsor and delivered to the Trustee, and may be made retroactively if in the opinion of the Sponsor such amendment is necessary to enable the Plan and the Trust to meet the requirements of the Code (including the regulations and rulings issued thereunder) or the requirements of any governmental authority.

5.2- LIMITATION ON AMENDMENT

The Sponsor shall make no amendment to this Trust Agreement that results in the forfeiture or reduction of the accrued benefit of any Participant or Beneficiary. Notwithstanding the preceding sentence, nothing herein contained shall restrict the right to amend the provisions of this Trust Agreement relating to the administration of the Plan and the Trust. Moreover, no such amendment shall be made under this Article which shall permit any part of the Trust to revert to the Sponsor or any Related Company or to be used for or be diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries.

                                      ARTICLE VI
                                    MISCELLANEOUS


6.1- VALIDITY OF TRUST AGREEMENT

The validity of this Trust Agreement shall be determined and this Trust Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent that they are superseded by Section 514 of ERISA. The invalidity or illegality of any provision of this Trust Agreement shall not affect the validity or legality of any other part hereof.

6.2- NO GUARANTEES

Neither the Sponsor nor the Trustee guarantees the Trust from loss or depreciation.

6.3- DUTY TO FURNISH INFORMATION

The Administrator, the Employers, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that such other reasonably deems necessary to perform its duties imposed under the Plan or this Trust Agreement or otherwise imposed by law.

6.4- FEDERAL INCOME TAX WITHHOLDING

The Trustee shall not be responsible for withholding federal and state income tax from distributions unless the Administrator provides the Trustee with the following information concerning each distribution:

(a) The name, address, and social security number of the Participant (and the Participant's spouse or other Beneficiary if applicable). By forwarding such information, the Administrator shall be deemed hereby to have certified the accuracy of such information.

(b) A statement of the reason for the payment or distribution and directions as to the type of distribution (e.g., eligible rollover distribution) requested.

If the Administrator does not provide the Trustee with the above information, the responsibility for withholding federal and state income taxes and the reporting thereof shall remain with the Administrator.

6.5- PARTIES BOUND

This Trust Agreement shall be binding upon the parties hereto, all Participants, and persons claiming under or through them pursuant to the Plan, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

6.6- INDEMNIFICATION BY SPONSOR

The Sponsor shall indemnify and save harmless from and against any and all liability to which the Trustee may be subjected by reason of any act or conduct in its capacity as Trustee, including all expenses reasonably incurred in its defense, except for losses or expenses resulting from the negligence or willful misconduct of the Trustee or its affiliates.

6.7- BONDING REQUIREMENTS

Every fiduciary, except a bank or an insurance company, unless exempted by ERISA and the regulations thereunder, shall be bonded in an amount not less than ten percent of the funds such fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond shall be $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current Plan Year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything to the contrary contained in the Plan or this Trust Agreement, the cost of such bonds shall be an expense of and may, at the election of the Sponsor, be paid from the Trust or by the Sponsor.

6.8- SEPARATE TRUST OR FUND FOR EXISTING PLAN ASSETS

With the consent of the Trustee, an Employer may maintain a trust or fund (including a group annuity contract) under the Plan separate from the Trust Fund to hold Plan assets acquired prior to the effective date of this Trust Agreement which are not among the available Investment Funds provided under Section 2.3. The duties and responsibilities of the trustee of the separate trust (hereinafter referred to as the "trustee") shall be provided by a separate trust agreement between the Employer and the trustee. Notwithstanding the preceding paragraph, the Trustee or an affiliate of the Trustee may agree in writing to provide ministerial recordkeeping service for guaranteed investment contracts held in the separate trust or fund. Any such guaranteed investment contract shall be valued as directed by the Employer or the trustee.

The trustee shall be the owner of any insurance contract purchased prior to the effective date of this Trust Agreement.

Any such insurance contract must provide that the proceeds will be payable to the trustee; provided, however, that the trustee shall be required to pay over all proceeds of the contract to the Participant's Beneficiary in accordance with the distribution provisions of the Plan. Under no circumstances will the Trust Fund retain any part of the proceeds. In the event of any conflict between the terms of the Plan and the terms of any insurance contract held hereunder, the Plan provisions shall control.

Any life insurance contracts held in the Trust Fund or in the separate trust shall be subject to the provisions of Article IX of the Plan.

                 *                        *                        *



     EXECUTED AT ____________________________________________,

_______________________, this _____ day of ______________, 19__.



                              UNIVISION COMMUNICATIONS, INC.



                              By
                                 ------------------------------
                                 Title:



                              FIDELITY MANAGEMENT TRUST COMPANY



                              By
                                 ------------------------------
                                 Title:

                    *                     *                     *



     EXECUTED AT ____________________________________________,

_______________________, this _____ day of ______________, 19__.



                              UNIVISION COMMUNICATIONS, INC.



                              By
                                 ------------------------------
                                 Title:



                              FIDELITY MANAGEMENT TRUST COMPANY



                              By
                                 ------------------------------
                                 Title:

                                      SCHEDULE A

                                   INVESTMENT FUNDS


Participant accounts under the Trust shall be invested among the Mutual Funds or collective investment funds listed below pursuant to Participant and/or Sponsor directions.

               FUND NAME                               FUND NUMBER


(1)  Retirement Money Market                              0630

(2)  Intermediate Bond                                    0032

(3)  Balanced Fund                                        0304

(4)  Fidelity Fund                                        0003

(5)  Equity Income                                        0023

(6)  Disciplined Equity                                   0315

(7)  Magellan                                             0021

(8)  Blue Chip                                            0312

(9)  Real Estate Investment                               0303

(10) OTC Portfolio                                        0093

(11) Low-Priced Stock Fund                                0316

(12) Diversified International                            0325

(13) Janus Twenty Fund                                    OFJ7

(14) PIMCO Capital Appreciation                           OFP2

(15) Neuberger & Berman Partners                          OFN5

(16) MAS Value Fund                                       OFM6